Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of International Flavors & Fragrances Inc. of our report dated June 14, 2018 relating to the financial statements of Frutarom Industries Ltd., which appears in International Flavors & Fragrances Inc.’s Current Report on Form 8-K dated August 3, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel August 6, 2018	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member of PricewaterhouseCoopers International Limited